                                                                   EXHIBIT 99.6

                        NOTICE OF GUARANTEED DELIVERY
                                     for
                          Tender of all Outstanding
                        10 3/4% Senior Discount Notes
                              Due 2009, Series A
                             in Exchange for New
               10 3/4% Senior Discount Notes Due 2009, Series B
                                      of
                      GRAHAM PACKAGING HOLDINGS COMPANY
                                     and
                             GPC CAPITAL CORP. II

                  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Holdings Issuers' (as defined below) 10 3/4% Senior Discount Notes Due 2009, Series A (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Senior Discount Old Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to The Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                The Exchange Agent For The Exchange Offer Is:
                             The Bank Of New York

By Registered or Certified Mail         Facsimile Transmissions:              By Hand Or Overnight Delivery
                                        (Eligible Institutions Only)
   The Bank of New York                                                            The Bank of New York
  101 Barclay Street, 7E                     (212) 815-6339                         101 Barclay Street
 New York, New York 10286                 Attn: Enrique Lopez,                Corporate Trust Services Window
    Attn: Enrique Lopez,                  Reorganization Section                        Ground Level
  Reorganization Section                                                          New York, New York 10286
                                          Confirm By Telephone:                      Attn: Enrique Lopez,
                                             (212) 816-2742                        Reorganization Section

                                         For Information Call:
                                            (212) 815-6333

                  Delivery of this Notice Of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

                  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

                  The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated __________, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") of Graham Packaging Holdings Company and GPC Capital Corp. II (the Holdings Issuers"), and the other issuers named therein, and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Senior Discount Exchange Offer--Procedures for Tendering Senior Discount Old Notes."

Aggregate Principal Amount              Name(s) of Registered Holder(s): _______

Amount Tendered: $________________      ________________________________________


Certificate No(s)
(if available):

----------------------



:--------------------------------
(Total Principal Amount Represented by
Old Notes Certificate(s)


$____________________________________



If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________


Date: ___________________________________

--------------------------------------------------------------------------------

                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

--------------------------------------------------------------------------------


                               PLEASE SIGN HERE

X______________________________                      ____________________

X______________________________                      ____________________
  Signature(s) of Owner(s)                                  Date
  or Authorized Signatory

  Area Code and Telephone Number: ____________________

                  Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     Please print name(s) and address(es)

Name(s):
              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

Capacity:
              ------------------------------------------------------------------

Address(es):
              ------------------------------------------------------------------

              ------------------------------------------------------------------


              ------------------------------------------------------------------

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


                  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

                  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


-------------------------------------      ------------------------------------
           Name of Firm                              Authorized Signature

-------------------------------------      ------------------------------------
             Address                                       Title

-------------------------------------      ------------------------------------
            Zip Code                                (Please Type or Print)

Area Code and Telephone No.__________      Dated:______________________________


NOTE:  DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM.
CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                                                 SCHEDULE II

                            GRAHAM PACKAGING GROUP

                       VALUATION AND QUALIFYING ACCOUNTS


               Column A                   Column B                 Column C               Column D               Column E
               --------                   --------                 --------               --------               --------
                                                                  Additions
                                         Balance at               Charged to                                     Balance
                                         Beginning                Costs and                                      at End of
              Description                of Period                Expenses               Deductions(1)           Period
              -----------                ---------                --------               ----------              ------
                                                                  (in $000's)
Valuation Accounts Deducted in
the Combined Balance Sheet
from the Assets to which They
Apply:

Year Ended December 31, 1997
Allowance for doubtful accounts              1,202                      512                     79                   1,635
Allowance for obsolete inventory               901                       75                    410                     566

Year Ended December 31, 1996:
Allowance for doubtful accounts                619                      815                    233                   1,202
Allowance for obsolete inventory             1,217                      298                    614                     901



Year Ended December 31, 1995:
Allowance for doubtful accounts                377                      298                     56                     619
Allowance for obsolete inventory               742                      669                    194                   1,217

----------
(1) Deductions from the allowance for doubtfull accounts represent the write-off of uncollectible accounts receivable and the deductions from the allowance for obsolete inventory represent the write-off of obsolete inventory.